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                                                                   EXHIBIT 23.10

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 16, 1998, with respect to the consolidated financial statements of OmniAmerica, Inc. (formerly Specialty Teleconstructors, Inc.) incorporated by reference into this Registration Statement filed by American Tower Corporation pursuant to Rule 462(b) from the Registration Statement (Form S-1 No. 333-70881) and related Prospectus of American Tower Corporation.


                                          /s/ Ernst & Young LLP

Dallas, Texas
February 2, 1999